UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 14, 2005

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

(949) 250-2500
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Corinne H. Lyle, age 45, is appointed President, Global Operations of Edwards Lifesciences Corporation (the “Company’), effective January 1, 2006.  Presently, Ms. Lyle is Corporate Vice President, Chief Financial Officer and Treasurer of the Company.  Prior to joining the Company as an officer in 2003, Ms. Lyle was a director of the Company and Vice President, Chief Financial Officer of Tularik, Inc. (acquired by Amgen, Inc. in 2004) where she had various responsibilities in the areas of finance, investor relations, information technology, strategic planning and business development.  Prior to joining Tularik in October 1998, she was Executive Director-Health Care Group at Warburg Dillon Read LLC in San Francisco, an investment bank.  From 1994 to 1996, she was Senior Vice President, Investment Banking-Health Care Group for PaineWebber, Inc. in Los Angeles.  Ms. Lyle received her undergraduate degree in industrial engineering from Stanford University and her MBA from Harvard Business School.  Ms. Lyle is a director of Neurocrine Biosciences, Inc. and Onyx Pharmaceuticals, Inc.

Thomas M. Abate, age 52, is appointed Corporate Vice President, Chief Financial Officer and Treasurer, effective January 1, 2006.  Presently, Mr. Abate is Corporate Vice President and Controller of the Company.  Mr. Abate has been responsible for overseeing the Company’s implementation and compliance with Sarbanes-Oxley requirements, leading the Company’s Tax and Treasury departments, and overseeing numerous Company transactions and technology acquisitions.  He also oversaw the Company’s foreign earnings repatriation, and led the Company’s financial planning and forecasting functions.  Mr. Abate also played an instrumental role as the Company’s controller in its spin-off from Baxter International Inc. in 2000.  During an 18-year tenure at Baxter, Mr. Abate served in a series of finance positions of increasing responsibility.  Mr. Abate earned a bachelor’s degree in accounting from the University of Illinois and an MBA from Northern Illinois University.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release, dated December 14, 2005, announcing management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2005

EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Jay P. Wertheim
Jay P. Wertheim
Vice President, Associate General Counsel
and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated December 14, 2005, announcing management changes.